Exhibit 23.2

Consent of the Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-160583) of our report dated March 6, 2014 relating to the consolidated financial statements of BioSpecifics Technologies Corp. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ Tabriztchi & Co., CPA, P.C.

Garden City, New York
March 13, 2015